Exhibit 10.1

AMENDMENT NO. 1
TO THE
KINGSWAY FINANCIAL SERVICES INC.
2013 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the Kingsway Financial Services Inc. 2013 Equity Incentive Plan (the “Plan”) is made on this [27th] day of [April], 2018, by Kingsway Financial Services Inc. (the “Company”).

WHEREAS, the Board desires to increase the number of shares of Restricted Stock authorized for issuance under the Plan by 600,000; and

WHEREAS, the Board has authority to amend the Plan pursuant to Section 4.2 thereof and such amendment will be conditional upon shareholder approval where shareholder approval is required by applicable law, rule or regulation.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the 2018 Annual Meeting, subject to obtaining approval of the Company shareholders at the Annual Meeting:

1.    Section 1.2 of the Plan is hereby amended by adding the following definition:
“2018 Restricted Stock Awards” shall have the meaning set forth in Section 3.1A.
2.    Section 1.5 of the Plan is hereby amended by adding the following clause at the end of such section:
“and (iv) 600,000 Common Shares shall be available for the 2018 Restricted Stock Awards”
3.    Article III of the Plan is hereby amended by adding the following section after Section 3.1:
“3.1A    2018 Restricted Stock Awards. 600,000 Common Shares shall be available for grant as Restricted Stock, subject to the terms and conditions of this Plan (the “2018 Restricted Stock Awards”).”
4.    Sections 3.2(a)-(d) of the Plan are hereby amended by deleting such sections in their entirety and replacing them with the following:
“(a)    Vesting and Forfeiture. The shares of Restricted Stock shall become fully vested, and the Restriction Period shall lapse, as of the tenth anniversary of the date of grant (or, in the case of the 2018 Restricted Stock Awards, March 28, 2024) if the participant remains in continuous employment with the Company through such anniversary.
(b)    If a participant’s employment with the Company is terminated by the Company prior to the tenth anniversary of the date of grant (or, in the case of the 2018 Restricted Stock Awards, March 28, 2024) due to the elimination of the participant’s employment position, whether due to a reduction in force or otherwise, as determined by the Committee (“Job Elimination”), all of the shares of Restricted Stock held by such participant shall become fully vested, and the Restriction Period shall immediately lapse.
(c)    If a participant’s employment with the Company terminates prior to the tenth anniversary of the date of grant (or, in the case of the 2018 Restricted Stock Awards, March 28, 2024) due to: (i) the participant’s death or a termination of the participant’s employment by the Company due to Disability; or (ii) termination by the Company other than for Cause or Job Elimination, a prorated number of the shares of Restricted Stock shall become vested, based on the number of full months of employment completed between the date of grant (or, in the case of the 2018 Restricted Stock Awards, the date specified in the Agreement with

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Exhibit 10.1

respect to such award) and the date of the participant’s death or termination of employment, and all other shares of Restricted Stock held by such participant shall be forfeited.
(d)    If a participant’s employment with the Company terminates prior to the tenth anniversary of the date of grant (or, in the case of the 2018 Restricted Stock Awards, March 28, 2024) for any reason other than as described in Section 3.2(b) or 3.2(c), including for Cause or voluntary resignation for any reason, then all of the shares of Restricted Stock held by such participant shall be forfeited.”
5.    Section 4.1 of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:
“4.1    Effective Date and Term of Plan. This Plan, as amended, will be effective upon approval of the Company’s shareholders at the 2018 annual and special meeting (the “Effective Date”). The Board may terminate this Plan at any time. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan. In the event that the amendment of this Plan is not approved by the shareholders of the Company at the Company’s 2018 annual and special meeting, the authorization of the 2018 Restricted Stock Awards and related amendments shall be void and of no force or effect.”
IN WITNESS WHEREOF, the undersigned has caused this Amendment No.1 to be executed as of the day and year first written above.
KINGSWAY FINANCIAL SERVICES INC.
By: __/s/ William A. Hickey, Jr.________________
Name:
Title:

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